UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On October 30, 2014, the Board of Directors (the “Board”) of Voya Financial, Inc. (the “Company”) elected Lynne Biggar as a director of the Board.

Ms. Biggar is the Executive Vice President of Consumer Marketing + Revenue for Time Inc., a position she has held since November 2013. Prior to that, she was with American Express Company from 1992 to 2013, most recently as its Executive Vice President & General Manager for International Card Products + Experiences.

The Board has determined that Ms. Biggar is an independent director under the New York Stock Exchange listing standards. In addition, Ms. Biggar qualifies as an outside director under Section 162(m) of the Internal Revenue Code and as a non-employee director under Rule 16b-3 of the Exchange Act Rules.

The Board appointed Ms. Biggar to the Compensation and Benefits Committee and the Finance Committee. Ms. Biggar will receive compensation as a non-employee director on a pro rata basis of (i) a $105,000 annual cash payment, (ii) a $115,000 annual equity grant in the form of time-vested RSUs and (iii) an annual committee membership fee of $10,000 for each committee to which Ms. Biggar has been appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ HARRIS OLINER
Name:	Harris Oliner
Title:	Senior Vice President and Corporate Secretary

Dated: October 31, 2014